EXPLANATORY NOTE

One Chestnut Partners LLC and One Chestnut Realty LLC have prepared this amendment to the Offering Statement on Form 1-A (File No. 024-11913) (the “Offering Statement”) solely for the purpose of filing Exhibit 11.1. No changes have been made to the offering circular constituting Part II of the Offering Statement or Part III of the Offering Statement (other than to reflect in the Exhibit Index the filing of the aforementioned exhibit).

PART III – EXHIBITS

Item 16. Index to Exhibits and Item 17. Description of Exhibits

Exhibit No.	Description of Exhibit

1.1	Engagement Letter with LEX Markets LLC*
2.1	Certificate of Formation of One Chestnut Partners LLC*
2.2	Certificate of Formation of One Chestnut Realty LLC*
2.3	Form of Amended and Restated Operating Agreement of One Chestnut Partners LLC*
2.4	Form of Amended and Restated Operating Agreement of One Chestnut Realty LLC*
4.1	Form of Subscription Agreement*
6.1	Form of Contribution Agreement*
6.2	Form of Issuer Servicing Agreement*
6.3	Form of Escrow Agreement*
6.4	Extra Space Storage Lease Agreement*
6.5	Alternative Logistics Lease Agreement*
6.6	Colonial Electronic Manufacturers Lease Agreement*
6.7	Critical Process Filtration Lease Agreement*
6.8	Amended and Restated Property Management Agreement*
11.1	Consent of Baker Tilly US, LLP**
11.2	Consent of Winston & Strawn LLP (included in Exhibit 12.1)*
11.3	Consent of Archstone Appraisal Group*
12.1	Opinion of Winston & Strawn LLP*
13.1	Testing the Waters materials*

*Previously filed.

** Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Massachusetts, on November 22, 2022.

ONE CHESTNUT PARTNERS LLC

By:	/s/ Michael K. Manzo
Name:	Michael K. Manzo
Title:	Manager

ONE CHESTNUT REALTY LLC

By:	/s/ Michael K. Manzo
Name:	Michael K. Manzo
Title:	Manager

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael K. Manzo his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-qualification amendments) to this offering statement together with all schedules and exhibits thereto under the Securities Act of 1933, as amended, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to this offering statement or any such amendment under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Manzo	Manager	November 22, 2022

/s/ Michael K. Manzo	President (Principal Executive Officer)	November 22, 2022

/s/ Alison Freeman	Chief Financial Officer	November 22, 2022
(Principal Financial Officer and Principal Accounting Officer)